Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: February 6, 2004

                    LIFE ENERGY & TECHNOLOGY HOLDINGS, INC.
                     --------------------------------------
             (Exact name of registrant as specified by its charter)


     Delaware                       33-24483-NY                  11-2914841
------------------------       ----------------------     ----------------------
(State or other jurisdic-         (Commission File         (IRS Employer
tion of incorporation)                Number)             Identification Number)


                 7537 Leesburg Pike #200 Falls Church, VA 22043
                     --------------------------------------
                    (Address of principal executive offices)

                                 (202) 318-5380
                     --------------------------------------
                          Registrant's Telephone Number

                  2005 Beechgrove Place, Utica, New York 13501
                     --------------------------------------
           Former Name or Former Address If Changed Since Last Report

Item 5. Other Events.

After presentation of the resignation's of Anthony and Michael Liberatore from their respective positions as Directors of Life Energy & Technology Holdings, Inc., and their position as sole officers and directors of Health-Pak dated January 23, 2004, the Board of Directors of Life Energy & Technology Holdings, Inc., has met and after due discussion

   IT WAS RESOLVED:

1) That the resignations of Anthony and Michael Liberatore from their positions as Directors of Life Energy & Technology Holdings, Inc., will be accepted as of February 6, 2004.

2) That the resignation of Anthony and Michael Liberatore from their positions as officer and directors of Health-Pak can not be accepted by the Board, of Life Energy & Technology Holdings, Inc., until such time as Health-Pak is fully disposed of and discharged by the Trustee since Life Energy & Technology Holdings, Inc. had no control of Health-Pak and no longer has an interest in Health-Pak. since November of 2003. Health-Pak was carried on the books and records of Life Energy & Technology Holdings, Inc., since inception as a discontinued operation under the control and management of Anthony and Michael Liberatore its sole officers and directors of Health-Pak.

3) Life Energy & Technology Holdings, Inc had agreed to pay a 10% dividend to the shareholders of Life Energy & Technology Holdings, Inc. if the proposed spin out of Health-Pak had been approved by the Court. As the plan of reorganization was not approved the dividend will not be paid.

Neither Anthony Liberatore nor Michael Liberatore resigned due to a disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices. Neither Anthony Liberatore nor Michael Liberatore furnished the Registrant with a letter describing such a disagreement and requesting that the matter be disclosed.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2004


                    LIFE ENERGY & TECHNOLOGY HOLDINGS, INC.
                     --------------------------------------
                                   Registrant


By: /s/ Christopher McCormack
---------------------------------------
Christopher McCormack, President and CEO